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                                                                   EXHIBIT 10.18

                                                              SPECIMEN AGREEMENT


               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

     THIS AGREEMENT, made and entered into this ____ day of ______, 19__, by and among Knight/Trimark Group (hereinafter referred to as the "Corporation"), a Corporation organized and existing under the laws of New York, and ________________ (hereinafter referred to as the "Employee").

     WHEREAS, the Employee has performed his duties in an efficient and capable manner; and

     WHEREAS, the Corporation is desirous of retaining the services of the Employee; and

     WHEREAS, the Board of Directors has approved the adoption of a Supple mental Executive Retirement Plan as described in this Agreement (the "Plan"); and

     WHEREAS, the Employee has been selected to participate in the Plan,

     WHEREAS, the Corporation may, in its sole discretion, elect to purchase a life insurance policy (the "Policy") on the life of the employee and does request the full cooperation of the employee in attaining the policy;

     NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties agree as follows:
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1.   NORMAL RETIREMENT SUPPLEMENTAL PENSION.
     --------------------------------------

     a. The corporation hereby agrees to contribute $80,000 annually for the lesser of five years or the executive's term of employment. [This $80,000 includes $40,000 of compensation deferred by the executive.]

     b. The corporation hereby agrees with the Employee that the Employee may retire upon attaining age sixty-five (65), such age hereinafter being called the "Normal Retirement Age."

     c. Upon the Employee's retirement on or after Normal Retirement Age, the Corporation shall pay the Employee a supplemental annual pension equal to the "Normal Retirement Benefit" payable in annual installments and continuing for a period of fifteen (15) years. The Normal Retirement Benefit is the amount that can be withdrawn from the policy as determined by the plan administrator multiplied by the applicable fraction. The applicable fraction is equal to 1/(1-Corporate Tax Bracket) where the Corporate Tax Bracket is the combined federal, state and local tax rate for the Corporation. The plan administrator shall determine the amount that can be withdrawn annually for fifteen years such that the net death proceeds provide the Corporation with death cost recovery of all premium outlays through age 85 and such that no additional premium outlays are projected after age 65 at the time the calculation is completed. The Normal Retirement Benefit commences on the first day of the month following the normal retirement.

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2.   EARLY RETIREMENT OR TERMINATION.
     -------------------------------

     a. If the Employee retires or his employment with the Corporation is otherwise terminated prior to attaining Normal Retirement Age but after attaining age fifty-five (55), then the Corporation will pay the Employee a supplemental pension equal to the "Early Retirement Benefit" payable in annual installments and continuing for a period of fifteen (15) years. The Early Retirement Benefit is the amount that can be withdrawn from the policy as determined by be plan administrator multiplied by the applicable fraction. The applicable fraction is equal to 1/(1 Corporate Tax Bracket) where the Corporate Tax Bracket is the combined federal, state and local tax rate for the Corporation. The plan administrator shall determine the amount that can be withdrawn annually for fifteen years such that the net death proceeds provide the Corporation with death cost recovery through age 85 of all premium outlays, and such that no additional premium outlays are projected after retirement at the time the calculation is completed. The Early Retirement Benefit commences on the first day of the month following the early retirement.

3.   DEATH OR DISABILITY.
     -------------------

     a. Upon the death of the Employee while still actively employed, the Employee's designated beneficiary shall receive [split dollar benefit to be
                                                ---------------------------
determined].
------------

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     b.   Upon the death of the Employee while receiving any supplemental pension benefits as provided in this Agreement, the Employee's designated beneficiary shall receive the remaining payments which would have been due the Employee.

     c. If the Employee ceases employment because of temporary disability, the Employee will be treated as actively employed, for purposes of this Agreement, while such disability continues. In such event, payments hereunder will commence upon the Employee's attainment of Normal Retirement Age.

     d. If the Employee ceases employment because of permanent disability, the Employee will be as actively employed, for purposes of this Agreement, while such disability continues. In such event, payments hereunder will commence upon the Employee's attainment of Normal Retirement Age.

     e. If the Employee shall have failed to make an effective designation of beneficiary, or if the individual or individuals so designated shall die prior to receiving all payments required to made to them hereunder and there is no designated alternate beneficiary, then in such event the remaining payments shall be made first to the Employee's surviving spouse, second the Employee's surviving children, equally per stirpes if there is no surviving spouse, and finally to the estate of the Employee if there are neither a surviving spouse nor surviving children.

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4.   ASSIGNMENT.
     ----------

Except as otherwise provided herein, it is understood that neither the Employee, nor any person designated by him pursuant to this Agreement, shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive payments to be made hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable. If such assignment or transfer is attempted, the Corporation may disregard it and continue to discharge its obligations hereunder as though such assignment or transfer were not attempted.

5.   INDEPENDENT ARRANGEMENT.
     -----------------------

The benefits payable under this Agreement shall be independent of, and in addition to, any other agreement which may exist from time to time between the parties hereto, or any other compensation payable by the Employee's employer. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provisions hereof restrict the right of the Employee's employer to discharge the Employee or restrict the right of the Employee to terminate his or her employment.

6.   NON-TRUST OR FIDUCIARY OBLIGATION.
     ---------------------------------

     a. The rights of the Employee under this Agreement and of any beneficiary of the Employee or of any other person who may acquire such rights shall be

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solely those of an unsecured creditor of the Corporation. Any insurance policy on the life of the Employee or any other asset acquired by the Corporation in connection with the obligations assumed by it hereunder shall not be deemed to be held under any trust for the benefit of the Employee or his or her beneficiaries or to be security for the performance of the obligations of the Corporation, but shall be, and remain, a general, unpledged, unrestricted asset of the Corporation. The employee or his or her beneficiaries have no rights in any asset which may be purchased by the Corporation in connection with the obligations of this agreement.

     b. Nothing contained in the Agreement and no action taken pursuant to the provisions of the Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee or his or her beneficiaries.

7.   CHANGE CONTROL.
     --------------

     a. If the Employee's employment with the Corporation is involuntarily terminated within two years after a "Change in Control" (as defined below) of the Employee's employer, successor management will continue the annual contributions for the remainder of the five year period described in Article 1.

     b. As used herein, the term "Change of Control" shall mean that any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act") has become the "beneficial

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owner" as defined in Rule 13d-3 under the Act, of 20% or more of the then outstanding voting securities of the Corporation, exclusive of any Initial Public Offering of shares on any stock exchange.

8.   ARBITRATION.
     -----------

     a. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with Rules of the American Arbitration Association, and judgment upon the award rendered by an arbitrator may be entered in any court having jurisdiction thereof.

     b. The parties hereby submit themselves and consent to the jurisdiction of the Courts of the State of New York further consent that any process or notice of motion, or other application of the Court, or any Judge thereof, may be served outside the State of New York by certified mail or by personal service provided that a reasonable time for appearance is allowed. The arbitrators in any such controversy shall have no authority or power to modify or alter any express condition or provision of this Agreement or to render an award which has the effect of altering or modifying any express condition or provision hereof.

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9.   MISCELLANEOUS PROVISIONS.
     ------------------------

     a. This Agreement shall be binding upon and inure to the benefit of any successor of the Corporation and any such successor shall be deemed substituted for the Corporation under the terms of this Agreement.

     b. This instrument contains the entire Agreement of the parties. It may be amended only by a writing signed by both of the parties hereto.

     c. This Agreement shall be governed and construed in accordance with the law of the State of New York.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the Corporation by it duly authorized officer, on the day and year first above written.



                    _______________________________ (L.S.)
                    Employee

(Corporation by)



                    _______________________________ (L.S.)
                    Corporate Officer

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                             BENEFICIARY STATEMENT



I, ___________________, do hereby name as a beneficiary under the Supplemental Executive Retirement Plan Agreement dated ____________ as follows:


     Primary:                             /
                    -----------------------------------
                    Name                   Relationship


     Secondary:                           /
                    -----------------------------------
                    Name                   Relationship



                         Signed:_______________________

                         Dated:________________________

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